                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                     LUCASVARITY AUTOMOTIVE HOLDING COMPANY

         First : The name of the corporation is LucasVarity Automotive Holding
Company (the "Corporation").

         Second : The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation
Trust Company.

         Third : The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General
Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware
Code (the "DGCL").

         Fourth : (a) The total number of shares of capital stock which the
Corporation shall have authority to issue is 1,000 shares of common stock par value $0.01 per share (the "Common Stock"), and 100 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         (b) The powers, designation, dividend rate, voting powers, rights on liquidation or dissolution, and other preferences and relative participating, option or other rights, and the qualifications, limitations or restrictions of the Preferred Stock of the Corporation are as follows:

         1. Designation. The Preferred Stock is designated "Series A Preferred
Stock."

         2. Priority. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) on parity with any other series of Preferred Stock established hereafter by the Board of
Directors, the terms of which shall specifically provide that such series shall rank on parity with the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of
Preferred Stock established hereafter by the Board of Directors to which the
Series A Preferred Stock ranks on parity are collectively referred to herein as
"Parity Securities"), (ii) junior to any other series of Preferred Stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to the Series A
Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the
Series A Preferred Stock ranks junior are collectively referred to herein as the
"Senior Securities"), and (iii) senior to the Common Stock, and, subject to clauses (i) and (ii) hereof, any other equity securities of the Corporation now or hereafter established by the Board of Directors, with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock are collectively referred to herein as the
"Junior Securities").

         3. Dividends.

                       (i) The holders of shares of the Series A Preferred Stock
shall be entitled to receive, when, as and if dividends are declared by the
Board of Directors out of funds of the Corporation legally available therefor, cumulative preferential dividends, accruing from the date of issuance at the
Applicable Percentage on the Accreted Value (as such terms are defined below)
and payable quarterly in arrears on each March 31, June 30, September 30 and
December 31 (each, a "Dividend Payment Date" and each quarterly period a
"Dividend Period"), except that if such date is a Saturday, Sunday or legal holiday or day upon which banks in the State of New York are permitted to be closed (a "Business Day") then such dividend shall be payable on the next
Business Day to the holders of record of the Series A Preferred Stock as of the preceding March 15, June 15, September 15 and December 15 (each, a "Record
Date"). All dividends paid with respect to shares of Series A Preferred Stock, pursuant to this Section 3 shall be made pro rata among the holders of the
Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of the Series A Preferred Stock held by each such holder. The dividends provided for in this Section 3(i) are hereinafter referred to as
"Dividends." Dividends shall be payable, at the sole option of the Corporation, only in cash. If Dividends are not declared by the Board of Directors and paid to the holders of Series A Preferred Stock on or before the Dividend Payment
Date, the Accreted Value for each share of Series A Preferred Stock shall automatically increase on the applicable Dividend Payment Date by an amount equal to the Applicable Percentage multiplied by the Accreted Value as of the immediately preceding Dividend Payment Date. As used herein, the "Applicable
Percentage" for each full Dividend Period for the Series A Preferred Stock shall be the quotient obtained by dividing the per annum rate of 9% by four and the
"Accreted Value" shall mean, with respect to each share of Series A Preferred
Stock, the amount equal to $1,000,000, as may be adjusted as provided in this
Section 3. The Applicable Percentage for any period shorter than a full Dividend
Period shall be computed on the basis of the per annum rate of 9% and the actual number of days elapsed over a 360-day year.

                       (ii) Holders of the Series A Preferred Stock shall not be
entitled to any dividends, whether payable in cash, property or stock, in excess of the Dividends. Unless all Dividends on all outstanding shares of Series A
Preferred Stock for all past Dividend Periods shall have been declared and paid in the form described in Section 3(i) hereof or declared and a sufficient sum for the payment thereof set apart, then: (x) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of
Junior Securities; (y) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior
Securities; (z) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value by the Corporation; and (w) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation.

                       (iii) Each fractional share of Series A Preferred Stock
outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding, or due to be issued and outstanding, share of Series A Preferred Stock pursuant to Section 3(i) hereof, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared); and shall be

payable in the same manner and at such times as provided for in Section 3(i)
hereof with respect to dividends on each outstanding, or due to be issued and outstanding, share of Series A Preferred Stock. Each fractional share of Series
A Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding, or due to be issued and outstanding, share of Series A Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding, or due to be issued and outstanding share, of
Series A Preferred Stock.

                       (iv) If at any time the Accreted Value exceeds
$1,000,000, a dividend may be declared by the Board of Directors on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Date, and paid only in cash to the holders of record of Series A Preferred Stock on the books of the Corporation on such record date as may be fixed by the Board of
Directors in such amount (the "Delayed Dividend Amount") as the Board of
Directors may determine and upon payment of such amount the Accreted Value shall automatically decrease to an amount equal to the Accreted Value as of such time
(plus all Dividends, whether or not earned or declared, accrued since the end of the previous Dividend Period) minus the Delayed Dividend Amount; provided, however, in no event shall the Delayed Dividend Amount be greater than the amount that would result, after giving effect to such decrease, in the Accreted
Value being less than $1,000,000; and further provided, that such record date shall be no more than 30 days prior to the payment date thereof.

         4. Liquidation Preference.

                       (i) In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid per each share of Series A Preferred Stock then outstanding out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Accreted Value as of such time, plus all Dividends, whether or not earned or declared, accrued since the end of the previous
Dividend Period, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of Series A Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities shall have been paid in full. No full preferential payment on account of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to holders of Series A Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the
Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Series A Preferred
Stock and such shares of Parity Securities if all amounts payable thereon were paid in full.

                       (ii) For the purposes of this Section 4, (x) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or (y) the consolidation or

merger of the Corporation with one or more other companies or entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         5. Voting Rights.

                       (i) Except as otherwise provided by applicable law and in
addition to any voting rights provided by law, the holders of outstanding shares of Series A Preferred Stock:

                          (x) shall be entitled to vote together with the
     holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

                          (y) shall have such other voting rights as are
     specified in this Certificate of Incorporation or as otherwise provided by the DGCL; and

                          (z) shall be entitled to receive notice of any
     stockholders' meeting in accordance with this Certificate of Incorporation and the By-laws of the Corporation.

For purposes of the voting rights set forth in this Section 5(i), as of each record date for the determination of the Corporation's stockholders entitled to vote on any matter (a "Voting Record Date"), (1) the outstanding shares of
Series A Preferred Stock shall have voting rights and powers in the aggregate equal to that number of votes that entitle the holders of record of the shares of Series A Preferred Stock to exercise collectively 25% of all votes entitled to be cast as of such Voting Record Date by all holders of capital stock of the
Corporation and (2) each holder of record of shares of Series A Preferred Stock shall be entitled to vote such holder's pro rata share of such number of votes.

                       (ii) In addition to the voting rights set forth in
Section 5(i), the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding:

                          (x) authorize, create (by way of reclassification or
     otherwise) or issue any Parity Securities or Senior Securities; or

                          (y) amend or otherwise alter this Certificate of
     Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series A Preferred Stock set forth in this
     Certificate of Incorporation.

         6. Shares to Be Retired. Any share of Series A Preferred Stock converted, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the
Board of Directors as Series A Preferred Stock or shares of preferred stock of one or more other series.

         7. Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful

owner thereof for all purposes, and neither the Corporation nor the
Corporation's transfer agent shall be affected by any notice to the contrary.

         Fifth : The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the
Corporation shall be as, from time to time, fixed by, or in the manner provided in, the By-laws of the Corporation.

         (b) The election of directors need not be by written ballot unless the
By-laws so provide.

         (c) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived or received an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the
Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this
Certificate of Incorporation and any By-laws adopted by the stockholders;
provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such
By-laws had not been adopted.

         Sixth : the name and mailing address of the Sole Incorporator is as follows:

         Name                                   Address
         ----                                   -------
         Mary A. Keogh                          P.O. Box 636
                                                Wilmington, Delaware 19899

         Seventh : Meetings of stockholders may be held within or without the
State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of
Delaware at such place or places as may be designated from time to time by the
Board of Directors or in the By-laws of the Corporation.

         Eighth : The Corporation shall indemnify (except for expenses incurred in defending or otherwise participating in any proceeding) its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the

Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The Corporation may authorize the payment of expenses incurred in defending or otherwise participating in any proceeding. To the extent such expenses are authorized by the Corporation, the Corporation may pay the expenses in advance of the final disposition of a proceeding upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article EIGHTH. The
Corporation may, to the extent authorized from time to time by the Board of
Directors, provide rights to indemnification, including payment of expenses incurred in defending or otherwise participating in any proceeding, and advancement of such expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the
Corporation. The rights to indemnification and advancement of expenses conferred in, or authorized by, this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of
Incorporation, the By-laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification (including payment of expenses)
and advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         Ninth : The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Tenth : The Board of Directors shall have the power to make, alter, amend and repeal the By-laws. Any By-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors in accordance with the By-laws or by the stockholders.

                                   * * * * * *

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this
Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this first day of October, 2002.

                                          /s/ Mary E. Keogh
                                          ---------------------------------
                                          Name:  Mary E. Keogh
                                          Sole Incorporator